UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or Section 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 28, 2021

Itiquira Acquisition Corp.

(Exact name of registrant as specified in its charter)

Cayman Islands	001-39986	N/A
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)
430 Park Avenue, Suite 202 New York, NY		10022
(Address of principal executive offices)		(Zip Code)

(646) 350-0341

Registrant’s telephone number, including area code

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation to the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Units, each consisting of one Class A ordinary share, $0.0001 par value, and one-half of one redeemable warrant	ITQRU	The Nasdaq Stock Market LLC
Class A ordinary shares included as part of the units	ITQ	The Nasdaq Stock Market LLC
Redeemable warrants included as part of the units, each whole warrant exercisable for one Class A ordinary share at an exercise price of $11.50	ITQRW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.01. Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On May 28, 2021, Itiquira Acquisition Corp. (the “Company”) received a letter from the Nasdaq Stock Market (“Nasdaq”) notifying the Company that it had violated Nasdaq Listing Rule 5250(c)(1) because the Company had not yet filed its Quarterly Report on Form 10-Q for the period ended March 31, 2021 (the “Quarterly Report”) with the Securities and Exchange Commission (the “SEC”). As previously disclosed on May 14, 2021 on Form 12b-25, the Quarterly Report could not be filed by its May 17, 2021 deadline without unreasonable effort and expense due to the preparation and compilation of certain financial information to be included in the Quarterly Report with respect to the accounting treatment of its public warrants and private placement warrants (collectively, the “warrants”).

In its letter, Nasdaq stated that the Company had until July 27, 2021 to submit a plan to regain compliance. If Nasdaq accepted the Company’s plan, it could then grant an exception of up to 180 calendar days from the Quarterly Report’s due date, or until November 22, 2021, to regain compliance. If Nasdaq did not accept the Company’s plan, the Company would have had the opportunity to appeal that decision to a Nasdaq Hearings Panel and to request a further stay pending the appeal. Nasdaq’s letter has had no immediate effect on the listing or trading of the Company’s common stock on the Nasdaq Capital Market.

Concurrently with the filing of this Current Report on Form 8-K, the Company is filing the Quarterly Report with the SEC.

Item 4.02. Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review.

On April 12, 2021, the staff of the Securities and Exchange Commission (“SEC”) issued a public statement entitled “Staff Statement on Accounting and Reporting Considerations for Warrants Issued by Special Purpose Acquisition Companies (“SPACs”) (the “Statement’), which clarified guidance for all SPAC-related companies regarding the accounting and reporting for their warrants. The immediacy of the effective date of the new guidance set forth in the Statement has resulted in a significant number of SPACs re-evaluating the accounting treatment for their warrants with their professional advisors, including auditors and other advisors responsible for assisting SPACs in the preparation of financial statements. At issuance on February 8, 2021, the outstanding warrants of the Company to purchase its Class A ordinary shares were accounted for as equity within its balance sheet, and after discussion and evaluation, the Company has concluded that its warrants should be presented as liabilities as of the IPO date, reported at fair value with subsequent fair value changes to be recorded in its financial statements at each reporting period.

On June 3, 2021, the audit committee of the board of directors of the Company concluded, after discussion with the Company’s management, that the Company’s audited balance sheet as of February 8, 2021 filed as Exhibit 99.1 to the Company’s Current Report on Form 8-K filed with the SEC on February 12, 2021 (the “Form 8-K”) should no longer be relied upon due to changes required to reclassify the warrants as liabilities to align with the guidance set forth in the Statement. Management discussed this evaluation and conclusion with its independent registered public accounting firm, Marcum LLP (“Marcum”). The Company has reflected this reclassification of the warrants in its Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2021, filed with the SEC on June 3, 2021.

The Company does not expect any of the above changes will have any impact on its cash position or cash held in its trust account.

In addition, the audit report of Marcum included in the Company’s Form 8-K filed on February 12, 2021 should no longer be relied upon.

Cautionary Statements Regarding Forward-Looking Statements

This Current Report on Form 8-K includes “forward-looking statements” within the meaning of the safe harbor provisions of the U.S. Private Securities Litigation Reform Act of 1995. Certain of these forward-looking statements can be identified by the use of words such as “believes,” “expects,” “intends,” “plans,” “estimates,” “assumes,” “may,” “should,” “will,” “seeks,” or other similar expressions. Such statements may include, but are not limited to, statements regarding the Company’s cash position and cash held in its trust account. These statements are based on current expectations on the date of this Form 8-K and involve a number of risks and uncertainties that may cause actual results to differ significantly. The Company does not assume any obligation to update or revise any such forward-looking statements, whether as the result of new developments or otherwise. Readers are cautioned not to put undue reliance on forward-looking statements.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: June 3, 2021

ITIQUIRA ACQUISITION CORP.

By:	/s/ Paulo Carvalho de Gouvea
Name:	Paulo Carvalho de Gouvea
Title:	Chief Executive Officer and Chairman